                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            NEWPARK RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                 (NEWPARK LOGO)

                                                                  April 16, 2002

Dear Fellow Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Newpark Resources, Inc., which will be held on Tuesday, June 11, 2002, at 10:00 a.m., Central Daylight Time, in Conference Room B at I Lakeway Center, 3900 North Causeway Blvd., Metairie, Louisiana 70002. Both your Board of Directors and I hope you will be able to attend.

     There is one item on this year's agenda to which we direct your attention: to elect seven directors to the Board. This item is described fully in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting, it is important that you study carefully the information provided in the Proxy Statement and vote. Please sign, date and mail the enclosed proxy card in the prepaid envelope so that your shares may be voted in accordance with your wishes.

                                           Sincerely,

                                      /s/ James D. Cole

                                           JAMES D. COLE
                                           Chairman of the Board and
                                           Chief Executive Officer

                            NEWPARK RESOURCES, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 2002

                             ---------------------

To the Stockholders of Newpark Resources, Inc.

     The Annual Meeting of Stockholders of Newpark Resources, Inc., a Delaware corporation ("Newpark"), will be held on Tuesday, June 11, 2002, at 10:00 a.m., Central Daylight Time, in Conference Room B at I Lakeway Center, 3900 North Causeway Blvd., Metairie, Louisiana, for the following purposes:

          (1) To elect a Board of Directors; and

          (2) To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 15, 2002, will be entitled to notice of and to vote at the meeting and any adjournments of the meeting.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            NEWPARK RESOURCES, INC.

                                            /s/ EDAH KEATING
                                            Edah Keating
                                            Secretary

Metairie, Louisiana
Dated: April 16, 2002

                            NEWPARK RESOURCES, INC.
                     3850 NORTH CAUSEWAY BLVD., SUITE 1770
                           METAIRIE, LOUISIANA 70002

                             ---------------------

                                PROXY STATEMENT
                                 APRIL 16, 2002

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newpark Resources, Inc. ("Newpark"), for the Annual Meeting of Stockholders to be held on June 11, 2002, and any postponements or adjournments of the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy were first mailed to stockholders on or about April 17, 2002.

     Any stockholder giving a proxy may revoke it before it is voted by notifying the Secretary of Newpark in writing before or at the meeting, by providing a proxy bearing a later date, or by attending the meeting and expressing a desire to vote in person. Subject to such revocation, all proxies will be voted as directed by the stockholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED "FOR" THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND, IN THE DISCRETION OF THE PERSONS ACTING AS PROXIES, UPON ANY OTHER MATTERS.

     Your cooperation in promptly returning the enclosed Proxy will reduce Newpark's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

     Only stockholders of record at the close of business on April 15, 2002 are entitled to receive notice of and to vote at the meeting. On that date, Newpark had outstanding 70,755,461 shares of common stock, each of which is entitled to one vote upon each proposal presented at the meeting. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date is necessary to constitute a quorum for the transaction of business.

     A plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite stockholder vote.

     If sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any adjournment will require the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any adjournment.

     The cost of preparing, printing and mailing the Proxy Statement, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by Newpark. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of Newpark, but no additional compensation will be paid to these individuals on account of these activities. Newpark will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

     Seven directors are to be elected at the Annual Meeting. All directors hold office until the next Annual Meeting and until their respective successors are elected and qualified. Directors need not be stockholders. The Board of Directors has nominated for election as directors the seven persons named below, all of whom have indicated that they are able and willing to serve as directors. All nominees are incumbent directors.

     The Board of Directors recommends that the stockholders vote "FOR" the election of its nominees. Unless directed otherwise, the Board's proxies intend to vote the shares of common stock represented by the proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable to serve, the Board's proxies will vote instead for such other person or persons as the Board of Directors may recommend.

     The following table sets forth certain information as of April 15, 2002, with respect to the Board's nominees:

                                                                    DIRECTOR
                      NAME OF NOMINEE                         AGE    SINCE
                      ---------------                         ---   --------
James D. Cole...............................................  61      1976
Alan J. Kaufman.............................................  64      1987
James H. Stone..............................................  76      1987
Wm. Thomas Ballantine.......................................  57      1993
David P. Hunt...............................................  60      1995
Roger C. Stull..............................................  61      2000
David C. Baldwin............................................  39      2000

BUSINESS EXPERIENCE OF DIRECTORS DURING THE PAST FIVE YEARS

     JAMES D. COLE joined Newpark in 1976, serving as Executive Vice President until May 1977, when he was elected President and Chief Executive Officer. Mr. Cole served as President of Newpark until the appointment of Mr. Ballantine as President in September 2000. Mr. Cole has served as a director since joining Newpark and was elected Chairman of the Board of Directors in April 1996.

     ALAN J. KAUFMAN, who retired in May 1997, had been engaged in the private practice of medicine since 1969. Dr. Kaufman is a neurosurgeon.

     JAMES H. STONE is Chairman of the Board of Stone Energy Corporation, which is engaged in oil and gas exploration.

     WM. THOMAS BALLANTINE joined Newpark in December 1988, serving as Vice President of Operations, and was elected Executive Vice President in 1992. He was elected a Director of Newpark in October 1993 and President and Chief Operating Officer of Newpark in September 2000.

     DAVID P. HUNT joined Newpark's Board of Directors in November 1995. Prior to joining Newpark and until his retirement in 1995, Mr. Hunt was employed by Consolidated Natural Gas Company for 32 years, having most recently served as President and Chief Executive Officer of New Orleans based CNG Producing Company, an oil and gas exploration and production company.

     ROGER C. STULL joined Newpark's Board of Directors in June 2000. Mr. Stull is currently a principal in Stull Investments, L.L.C., a private investment company formed by Mr. Stull in August 1998. From 1963 until August 1998, Mr. Stull was the principal stockholder and the Chairman of the Board and Chief Executive Officer of Penhall International, Inc., one of the largest renters and operators of specialty equipment for the industrial market, particularly the construction industry, in the United States. The company was sold in August 1998.

     DAVID C. BALDWIN was elected to Newpark's Board of Directors in June 2000. For more than the past five years, Mr. Baldwin has been Managing Director of SCF Partners, a private investment company which focuses on energy service and equipment companies. Mr. Baldwin also serves as a director of Input/Output, Inc., a New York Stock Exchange listed provider of seismic instrumentation, and of Flint Energy Services, Ltd., a Toronto Stock Exchange listed provider of energy related services. Mr. Baldwin also serves as Chairman of the Board of Diamond Products, a privately-held supplier of diamond drill bits, and of Saber Energy Services, a privately-held provider of cased hole wireline and coiled tubing services in the Gulf Coast region, and as a director of Q Services, Inc., a privately-held provider of fishing services, rental equipment, fluid handling and stimulation services. Mr. Baldwin was originally elected to the Board of Directors to satisfy Newpark's obligations, under the terms of the purchase agreement pursuant to which an affiliate of SCF Partners purchased Newpark's Series A Convertible Preferred Stock, to have one person identified by that purchaser elected as a director of Newpark. Mr. Baldwin is again being nominated as a director in order to satisfy Newpark's obligations under this purchase agreement.

     No family relationships exist between any of the directors or officers of Newpark.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     Newpark maintains an Audit Committee, the current members of which are David P. Hunt, Alan J. Kaufman and David C. Baldwin. The Audit Committee recommends a firm of independent auditors to examine Newpark's consolidated financial statements based on an annual performance evaluation and a determination of the auditors' independence, reviews the general scope of services to be rendered by the independent auditors, reviews the financial condition and results of operation of Newpark and makes inquiries as to the adequacy of Newpark's financial and accounting controls. The Audit Committee met four times during 2001.

     Newpark maintains a Compensation Committee whose current members are David
P. Hunt, Alan J. Kaufman, James H. Stone and Roger C. Stull. The Compensation Committee administers Newpark's stock option plans and is responsible for establishing and administering the compensation for the executive officers of Newpark. The Compensation Committee met once during 2001 and took action by unanimous written consent four times.

     Newpark's Board of Directors held four meetings during 2001 and took action by unanimous written consent once. Each director attended at least 75% of the meetings of the Board of Directors and of each committee on which he served.

COMPENSATION OF DIRECTORS

     In 2001, each Newpark director who was not otherwise employed full time by Newpark received an annual retainer of $15,000, paid quarterly, $1,500 for each board meeting attended and $500 for each committee meeting attended. No payments were made to directors for telephonic board meetings or for actions by written consent. All directors were reimbursed for travel expenses incurred in attending meetings of the Board and committee meetings. The same compensation arrangements will apply in 2002.

     Pursuant to the provisions of the 1993 Non-Employee Directors' Stock Option Plan, as amended, each new non-employee director, on the date of his or her election to the Board of Directors (whether elected by the stockholders or the Board of Directors), automatically will be granted a stock option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The plan also provides for the automatic additional grant to each non-employee director of stock options to purchase 10,000 shares of common stock each time the non-employee director is re-elected to the Board. In accordance with the provisions of this plan, on June 14, 2001, the date of their re-election to the Board at the 2001 Annual Meeting, Messrs. Hunt, Kaufman, Stone, Stull and Baldwin were each granted a stock option to purchase 10,000 shares of common stock at an exercise price of $12.22 per share, the fair market value of the common stock on the date of grant. Assuming their re-election to the Board at the 2002 Annual Meeting, Messrs. Hunt, Kaufman, Stone, Stull and Baldwin will each receive an additional 10,000 share option on June 11, 2002.

                               EXECUTIVE OFFICERS

     As of April 15, 2002, the executive officers of Newpark, their ages and positions are as follows:

          NAME             AGE                        POSITION
          ----             ---                        --------
James D. Cole............  61    Chairman of the Board and Chief Executive Officer
Wm. Thomas Ballantine....  57    President and Chief Operating Officer
Matthew W. Hardey........  49    Vice President of Finance and Chief Financial
                                 Officer

     For a description of the business experience of Messrs. Ballantine and Cole during the past five years, see "ELECTION OF DIRECTORS -- Business Experience of Directors During the Past Five Years", above.

     MATTHEW W. HARDEY joined Newpark in May 1988 as Treasurer and Assistant Secretary and was elected Vice President of Finance and Chief Financial Officer in April 1991. From 1973 until joining Newpark, Mr. Hardey was employed in the commercial banking business.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth information with respect to the beneficial ownership of Newpark's outstanding common stock as of April 15, 2002, by (i) each person who is known by Newpark to be the beneficial owner of more than five percent (5%) of Newpark's outstanding common stock (based on Schedules 13G filed with the Securities and Exchange Commission), (ii) each director and each nominee for director of Newpark, (iii) the executive officers of Newpark named in the Summary Compensation Table below and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by such person, except to the extent that authority is shared by spouses under applicable law.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER               NUMBER      PERCENT
            ------------------------------------              ---------    -------
Liberty Wanger Asset Management(2)..........................  5,452,000     7.66%
  227 West Monroe Street, Suite 3000
  Chicago, IL 60606
Berger Small Cal Value Fund(3)..............................  3,700,000     5.23%
  210 University Boulevard, Suite 900
  Denver, CO 80206
Mellon Financial Corporation(4).............................  1,022,023     1.44%
  One Mellon Center
  Pittsburgh, PA 15258
Fletcher International, Ltd.(5).............................  6,892,109     8.88%
  c/o Fletcher Asset Management
  22 East 67th Street
  New York, NY 10021
David C. Baldwin(6).........................................  2,682,506     3.67%
James D. Cole(7)............................................  1,278,672     1.80%
Alan J. Kaufman(8)..........................................    946,792     1.34%
James H. Stone(9)...........................................    771,100     1.09%
Matthew W. Hardey...........................................    281,126        *
Wm. Thomas Ballantine.......................................    220,895        *
David P. Hunt...............................................    120,900        *
Roger C. Stull..............................................     77,300        *
All directors and executive officers as a group (8
  persons)(10)..............................................  6,379,291     8.63%

---------------

  *  Indicates ownership of less than one percent.

 (1) Includes shares which may be purchased upon the exercise of stock options which are exercisable as of April 15, 2002, or become exercisable within 60 days thereafter, for the following: Mr. Cole -- 140,000 shares; Dr.
     Kaufman -- 69,900 shares; Mr. Stone -- 39,900 shares; Mr. Hardey -- 220,334 shares; Mr. Ballantine -- 219,000 shares; Mr. Hunt -- 102,900 shares; Mr. Stull -- 7,300 shares; Mr. Baldwin -- 7,300 shares; and all directors and executive officers as a group -- 806,634 shares.

 (2) Shared voting and shared dispositive power with respect to all 5,452,000 shares.

 (3) Shared voting and shared dispositive power with respect to all 3,700,000 shares.

 (4) Sole voting power with respect to 963,688 shares, sole dispositive power with respect to 1,017,423 shares and shared dispositive power with respect to 4,600 shares.

 (5) Includes (a) shares of common stock issuable upon conversion of and as dividends on Newpark's Series B Convertible Preferred Stock and Newpark's Series C Convertible Preferred Stock as of April 15, 2002 and (b) shares of common stock issuable upon exercise of a warrant to purchase up to 1,900,000 shares of common stock. Does not include 4,579,069 additional shares of common stock issuable upon the conversion of the preferred stock and upon the exercise of the warrant if Newpark were to be provided with a notice from Fletcher International, Ltd. at least 65 days prior to conversion or exercise authorizing the issuance of these additional shares.

 (6) Includes (a) 275,206 shares of common stock held by SCF-IV, L.P., an affiliate of SCF Partners and (b) 2,400,000 shares of common stock issuable upon exercise of a warrant. Does not include additional shares of common stock that may be issuable as a result of anti-dilutions adjustments that may be required with respect to the warrant upon the conversion of the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock at a conversion price of less than $8.50 per share. Mr. Baldwin is the Managing Director of SCF Partners and disclaims beneficial ownership of the shares owned by SCF Partners.

 (7) Includes 280,000 shares held by four separate Trusts of which Mr. Cole is a Trustee and of which the beneficiaries are children of Mr. Cole. Mr. Cole disclaims ownership of the 280,000 shares held by the four Trusts.

 (8) Includes 14,000 shares held in a Trust of which the beneficiaries are children of Dr. Kaufman and 12,600 shares held by his spouse. Dr. Kaufman disclaims beneficial ownership of these shares.

 (9) Includes 12,200 shares held either as custodian for or in a trust of which the beneficiaries are children of Mr. Stone. Also includes 4,000 shares held in a partnership in which a company controlled by Mr. Stone is the majority partner, and 100,000 shares owned by the Stone Family Fund, LLC, of which Mr. Stone is the sole managing member and holds a 4% membership interest.

(10) Includes 806,634 shares which may be purchased upon the exercise of stock options and 2,400,000 shares issuable upon exercise of the warrant held by SCF-IV, L.P.

                             EXECUTIVE COMPENSATION

     The following table summarizes all compensation paid to Newpark's Chief Executive Officer, Newpark's President and Chief Operating Officer and Newpark's Vice President of Finance and Chief Financial Officer (the only executive officers of Newpark) for services rendered in all capacities to Newpark for the years ended December 31, 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                  COMPENSATION
                                                                     AWARDS
                                                                 ---------------
                                       ANNUAL COMPENSATION         SECURITIES
                                    --------------------------     UNDERLYING         ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS     OPTIONS/SARS(1)   COMPENSATION(2)
   ---------------------------      ----   --------   --------   ---------------   ---------------
James D. Cole.....................  2001   $280,000   $280,000           --            $ 7,938
  Chief Executive Officer           2000    280,000          0           --             10,050
                                    1999    280,000          0           --              5,900
Wm. Thomas Ballantine.............  2001    220,000    110,000           --              6,618
  President and                     2000    220,000          0       20,000             10,050
  Chief Operating Officer           1999    220,000          0       25,000              5,541
Matthew W. Hardey.................  2001    170,000     85,000           --              5,894
  Vice President of Finance and     2000    170,000          0       20,000              6,323
  Chief Financial Officer           1999    170,000          0       25,000              5,398

---------------

(1) Number of shares of common stock underlying options granted under the 1995 Incentive Stock Option Plan.

(2) Includes contributions by Newpark to a defined contribution 401(k) Plan of $5,100 in 2001 and 2002, and $3,062 in 1999, for Mr. Cole, $5,100 in 2001
    and 2000, and $4,203 in 1999, for Mr. Ballantine, and $5,100 in 2001, $4,827
    in 2000 and $4,624 in 1999 for Mr. Hardey. Additional amounts indicated represent excess group term life insurance premiums paid by Newpark for the benefit of each of the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were granted to any of the named executive officers during the year ended December 31, 2001.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUE

     The following table sets forth information for the named executive officers regarding the unexercised stock options held by them as of December 31, 2001. None of the named executive officers exercised any stock options during 2001.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                         OPTIONS HELD AT          IN-THE-MONEY OPTIONS
                                                        DECEMBER 31, 2001        AT DECEMBER 31, 2001(1)
                                                    -------------------------   -------------------------
                       NAME                         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                       ----                         -------------------------   -------------------------
James D. Cole.....................................       140,000/     0             $572,600/$     0
Wm. Thomas Ballantine.............................       204,000/21,666              136,969/ 61,686
Matthew W. Hardey.................................       238,934/21,666              418,629/ 61,686

---------------
(1) Based on the closing price on the New York Stock Exchange of Newpark's common stock on that date ($7.90), minus the exercise price.

EMPLOYMENT AGREEMENT

     James D. Cole serves as Chairman of the Board and Chief Executive Officer of Newpark pursuant to an employment agreement that automatically renews for successive one-year periods unless terminated by either party. Mr. Cole receives an annual base salary of $280,000 and is entitled to an annual bonus equal to 5% of Newpark's pre-tax profit (as defined in the employment agreement), subject to a maximum of such year's base salary.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is composed of three independent directors who satisfy the requirements of independence as established in the New York Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

     Newpark's management is responsible for Newpark's internal accounting controls, financial reporting process and compliance with laws and regulations and ethical business standards. Newpark's independent auditors, Arthur Andersen LLP, are responsible for performing an independent audit of Newpark's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In keeping with that responsibility, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Newpark's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. In addition, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.

     Based on the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in Newpark's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board has approved, the selection of Arthur Andersen LLP as Newpark's independent auditors for the 2002 fiscal year. See "SELECTION OF AUDITORS" for additional information on the decision to again appoint Arthur Andersen LLP as Newpark's independent auditors.

     During 2001, Newpark paid Arthur Andersen LLP $220,000 for performing the audit and review of Newpark's 2001 consolidated financial statements. In addition, Newpark paid Arthur Andersen LLP $101,270 during 2001 for tax and software consulting services, including the design of Newpark's consolidation reports. Except for these services, Arthur Andersen did not provide Newpark with any services related to financial information systems design or implementation during 2001.

        Alan J. Kaufman
        David C. Baldwin
        David P. Hunt

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors sets Newpark's compensation policies applicable to executive officers, determines the compensation of the executive officers, subject to review by the Board of Directors, and administers Newpark's stock option plans. The current members of the Compensation

     Committee are Messrs. Hunt, Kaufman, Stone and Stull, each of whom is a non-employee director. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

  Chief Executive Officer Compensation

     Mr. Cole's compensation for 2001 was based on his rights under his employment agreement with Newpark. This employment agreement was entered into in 1990 and provided for an initial term which expired on January 1, 1993. Thereafter, the employment agreement automatically renews for successive one-year periods unless terminated by either party. Mr. Cole received a base salary of $280,000 in 2001 under the Employment Agreement.

     In keeping with Newpark's objective of rewarding executive officers based on corporate performance, Mr. Cole's employment agreement also provides for a bonus equal to 5% of Newpark's pre-tax profit, subject to a maximum bonus equal to the amount of Mr. Cole's base salary. By excluding from the calculation of pre-tax profit any capital gains and focusing instead on income from operations, the employment agreement attempts to focus on the long-term prospects of Newpark. Based on the calculation of pre-tax profit under his employment agreement, Mr. Cole was paid a bonus of $280,000 for 2001.

     Mr. Cole also participates in Newpark's defined contribution plan.

  Executive Officers Compensation

     The compensation of executive officers other than Mr. Cole is determined initially by Mr. Cole, subject to review and approval by the Compensation Committee. In determining salaries, Mr. Cole and the Compensation Committee considered available information about the pay scales of companies of similar size in the oilfield services industry. The Compensation Committee believes that the salaries of these executive officers are comparable to the salaries of executive officers with similar responsibilities at other oilfield services companies. Bonuses were determined by reference to profitability achieved by Newpark as a whole and the profitability of individual operating units.

     Newpark's incentive stock option program provides additional incentives to key employees to work to maximize stockholder value and provides a link between the interests of senior managers and stockholders. By utilizing vesting periods, the option program encourages key employees to remain in the employ of Newpark and provides a long-term perspective to the compensation available under the option program. No options were granted to any of the executive officers during 2001, as the Compensation Committee believed that the number of outstanding options already provided sufficient incentive to the executive officers.

  Internal Revenue Code Amendments

     The Compensation Committee continues to consider the anticipated tax treatment to Newpark regarding the compensation and benefits paid to its Chief Executive Officer and the other executive officers of Newpark in light of the 1993 addition to Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee will from time to time consider changes to Newpark's compensation structure, including amendments to its equity-based incentive plans, necessary to preserve the deductibility of all compensation paid by Newpark which is subject to Section 162(m). While Newpark does not expect to pay its executive officers compensation in 2002 in excess of the
Section 162(m) deductibility limit, the Board of Directors and the Compensation Committee retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m).

     If the Board's nominees are elected at the Annual Meeting, the Board intends to appoint David P. Hunt, Alan J. Kaufman, James H. Stone and Roger C. Stull to serve on the Compensation Committee.

        David P. Hunt
        Alan J. Kaufman
        James H. Stone
        Roger C. Stull

PERFORMANCE GRAPH

     The following graph reflects a comparison of the cumulative total stockholder return of Newpark common stock from December 31, 1996 through December 31, 2001 with the New York Stock Exchange Market Value Index, Newpark's broad equity market index, and the Media General Oil & Gas Equipment/ Services Index, Newpark's peer group index. The graph assumes that the value of the investment in Newpark common stock and each index was $100 on December 31, 1996 and that all dividends, if any, were reinvested. The comparisons in this table are not intended to forecast or indicate possible future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           OF NEWPARK RESOURCES, INC., NEW YORK STOCK EXCHANGE MARKET
       VALUE INDEX, AND MEDIA GENERAL OIL & GAS EQUIPMENT/SERVICES INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        1996      1997      1998      1999      2000      2001
--------------------------------------------------------------------------------
 Newpark Resources,
  Inc.                 100.00    187.92     73.15     65.77    102.69     84.83
 Peer Group Index      100.00    151.57     77.94    104.54    144.28    101.60
 Broad Market Index    100.00    131.56    156.55    171.42    175.51    159.87
--------------------------------------------------------------------------------

                             SELECTION OF AUDITORS

     Based on the recommendation of the Audit Committee, the Board of Directors has again selected the accounting firm of Arthur Andersen LLP to serve as independent auditors for the current fiscal year. Arthur Andersen LLP has served as Newpark's independent auditors since 1999, and Newpark remains pleased with the outstanding service the firm has provided during this time. While the Audit Committee and the Board are mindful of the issues currently affecting Arthur Andersen LLP, the Board and the Audit Committee believe that the best interests of the stockholders are served by Newpark remaining with Arthur Andersen LLP. However, the Audit Committee and the Board will continue to monitor the situation closely and take appropriate action if and when conditions warrant.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received by Newpark by December 31, 2002, to be considered by Newpark for inclusion in Newpark's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Corporate Secretary, Newpark Resources, Inc., 3850 North Causeway Blvd., Suite 1770, Metairie, Louisiana 70002.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires Newpark's officers and directors, and persons who own more than ten-percent of a registered class of Newpark's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish Newpark with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of these forms furnished to Newpark, or written representations that no Forms 5 were required, Newpark believes that during the period from January 1, 2001 to December 31, 2001 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

OTHER MATTERS

     Neither Newpark nor any of the persons named as proxies knows of matters other than those described above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board.

     Newpark's Annual Report on Form 10-K for the year ended December 31, 2001 accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

     WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                      PLEASE DATE, SIGN AND MAIL YOUR PROXY
                         CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             NEWPARK RESOURCES, INC.

                                  JUNE 11, 2002



               o PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED o


--------------------------------------------------------------------------------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

VOTE THIS PROXY AS FOLLOWS:

                               WITHHELD
                             VOTE FOR ALL
                  FOR       NOMINEES LISTED
1. Election       [ ]            [ ]            Nominees:                         THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO
   of                                           David C. Baldwin,                 DIRECTION IS INDICATED, WILL BE VOTED FOR THE
   Directors                                    William Thomas Ballantine,        ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS
                                                James D. Cole, David P. Hunt,     AND OTHERWISE IN THE DISCRETION OF ANY OF THE
Instruction: To withhold authority to vote      Alan J. Kaufman, James H. Stone   PERSONS ACTING AS PROXIES.
for any individual nominee, mark through        and Roger C. Stull
the nominee's name.                                                               IMPORTANT: PLEASE SIGN PROXY EXACTLY AS YOUR NAME
                                                                                  OR NAMES APPEAR HEREON AND RETURN IN THE ENCLOSED
                                                                                  ENVELOPE.

SIGNATURE                                     DATE               SIGNATURE                                     DATE
          -----------------------------------      -------------           -----------------------------------      -------------

Important:        Please date this Proxy and sign exactly as your name or names appear hereon. If stock is held jointly, each should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s). If this Proxy is submitted to a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

                             NEWPARK RESOURCES, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2002


         The undersigned, revoking any previous proxies for such stock, hereby appoints James D. Cole and Edah Keating, and each of them, proxies of the undersigned with full power of substitution to each, to vote all shares of common stock of NEWPARK RESOURCES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NEWPARK RESOURCES, INC. to be held on June 11, 2002, and all postponements or adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned on the reverse side and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting.


                  (Continued and to be signed on reverse side)